Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 404.460.8578
Fax: +1 510.777.7001	E: aurora.arlet@edelman.com
E: investor-relations@zhone.com

Zhone Technologies Reports First Quarter 2013 Financial Results

Oakland, CA — April 17, 2013 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today reported its financial results for the first quarter ended March 31, 2013.

Revenue for the first quarter of 2013 was $28.4 million compared to $27.1 million for the first quarter of 2012 and $28.3 million for the fourth quarter of 2012. Net income for the first quarter of 2013, calculated in accordance with generally accepted accounting principles (“GAAP”), was $0.2 million or $0.01 per share compared with a net loss of $3.4 million or $0.11 per share for the first quarter of 2012 and a net income of $0.7 million or $0.02 per share for the fourth quarter of 2012. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA profit of $0.6 million for the first quarter of 2013, compared to an adjusted EBITDA loss of $3.1 million for the first quarter of 2012 and an adjusted EBITDA profit of $0.9 million for the fourth quarter of 2012.

“We’re very pleased to announce that we achieved or exceeded our revenue, gross margin and expense targets thereby generating positive free cash flow from operations and further improving our liquidity,” stated Mory Ejabat, Zhone’s chief executive officer. “We’re now focused on generating more profitability in each consecutive quarter based on the continued success of our industry leading MxK and the generation of new revenue from our recently launched FiberLAN Optical LAN Solution.”

Cash, cash equivalents and short-term investments at March 31, 2013 was $11.7 million compared to $11.1 million at December 31, 2012.

Zhone will conduct a conference call and audio webcast today, April 17, 2013, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its first quarter 2013 results. This call is open to the public by dialing +1 (866) 314-5232 for U.S. callers and +1 (617) 213-8052 for international callers and then entering passcode 35982482. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 55368696. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2012. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Net revenue	$28,379	$28,290	$27,062
Cost of revenue	17,875	17,890	18,672
Stock-based compensation	—	—	10

Gross profit	10,504	10,400	8,380

Operating expenses:
Research and product development (1)	3,660	3,707	4,925
Sales and marketing (1)	4,822	4,788	4,715
General and administrative (1)	1,689	1,100	2,094

Total operating expenses	10,171	9,595	11,734

Operating income (loss)	333	805	(3,354)
Other expense, net	(71)	(45)	(27)

Income (loss) before income taxes	262	760	(3,381)
Income tax provision	32	61	33

Net income (loss)	$230	$699	$(3,414)
Other comprehensive income (loss)	(5)	3	4

Comprehensive income (loss)	$225	$702	$(3,410)

Weighted average shares outstanding
Basic	31,118	31,114	30,857
Diluted	31,765	31,114	30,857
Earnings per common share
Basic	$0.01	$0.02	$(0.11)
Diluted	$0.01	$0.02	$(0.11)
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$—	$—	$44
Sales and marketing	—	—	35
General and administrative	178	48	80

	$178	$48	$159

GAAP net income (loss)	$230	$699	$(3,414)
Stock-based compensation	178	48	169
Interest expense	39	49	18
Income taxes	32	61	33
Depreciation	82	82	77

Non-GAAP Adjusted EBITDA income (loss)	$561	$939	$(3,117)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$11,662	$11,119
Accounts receivable	24,241	25,820
Inventories	21,158	21,404
Prepaid expenses and other current assets	2,411	2,590

Total current assets	59,472	60,933
Property and equipment, net	617	583
Other assets	195	208

Total assets	$60,284	$61,724

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,025	$7,229
Line of credit	10,000	10,000
Accrued and other liabilities	9,707	8,836

Total current liabilities	24,732	26,065
Other long-term liabilities	3,339	3,719

Total liabilities	28,071	29,784

Stockholders’ equity:
Common stock	31	31
Additional paid-in capital	1,072,887	1,072,839
Other comprehensive income	211	216
Accumulated deficit	(1,040,916)	(1,041,146)

Total stockholders’ equity	32,213	31,940

Total liabilities and stockholders’ equity	$60,284	$61,724

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